Exhibit 11
                                                                      ----------


                                   EXHIBIT 11

                                   SCHEDULE 1

DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY CAPITAL GROUP INCORPORATED. The following table sets forth the name and present principal occupation or employment, of each director and executive officer of Security Capital Group Incorporated. Unless otherwise indicated below, each occupation set forth opposite each individual refers to employment with Security Capital Group Incorporated. The business address of each such individual is c/o Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, NM 87501. Unless otherwise indicated below, each such individual is a citizen of the United States of America.


        NAME                                POSITION
---------------------     -----------------------------------------------

C. RONALD BLANKENSHIP     Director, Vice Chairman and Chief Operating Officer.

SAMUEL W. BODMAN          Director.  Chairman and Chief Executive Officer of
                          Cabot Corporation, a specialty chemicals company, Two Seaport Lane, Boston, MA 02210.

HERMANN BUERGER           Director.  Executive Vice President of Commerzbank
                          AG, an international banking corporation, Two World
                          Financial Center, New York, NY 10281. Mr. Buerger is a citizen of Germany.

JOHN P. FRAZEE, JR.       Director.  Former Chairman and Chief Executive
                          Officer of Paging Network Incorporated, a wireless messaging and information delivery company. Mr.
                          Frazee's address is 9512 Bull Headley Road,
                          Tallahassee, FL 32312.

CYRUS F. FREIDHEIM, JR.   Director.  Vice Chairman of Booz Allen &
                          Hamilton, Inc., an international managing consulting firm, 225 W. Wacker Drive, Chicago, IL 60606.

H. LAURANCE FULLER        Director.  Former Co-Chairman of BPAmoco p.l.c. and
                          the former Chairman and Chief Executive Officer of
                          Amoco Corporation.   Mr. Fuller's business address is
                          1111 E. Warrenville Rd., Naperville, IL 60563.

RAY L. HUNT               Director.  Chairman and Chief Executive Officer of
                          Hunt Oil Company, an international oil and gas exploration and production company, and Chairman, Chief Executive Officer and President of Hunt
                          Consolidated Inc., 1445 Ross at Field, Dallas, TX
                          75202.

JOHN T. KELLEY, III       Director.  Private Investor.  Bridgestone Land
                          Company Limited, 12331 Riata Trace Parkway, Austin,
                          TX 78727.

WILLIAM D. SANDERS        Founder, Chairman and Chief Executive Officer.

PETER S. WILLMOTT         Director.  Chairman and Chief Executive Officer of
                          Willmott Services, Inc., 919 N. Michigan Avenue,
                          Chicago, IL 60611.

THOMAS G. WATTLES         Managing Director.

JEFFREY A. KLOPF          Senior Vice President and Secretary.

JAMES C. SWAIM            Senior Vice President.  Managing Director, SC Group
                          Incorporated, 7777 Market Center, El Paso, TX 79912, a wholly-owned subsidiary of Security Capital Group
                          Incorporated.

PAUL E. SZUREK            Chief Financial Officer.  Managing Director, SC Group
                          Incorporated, 7777 Market Center, El Paso, TX 79912, a wholly-owned subsidiary of Security Capital Group
                          Incorporated.

ANTHONY R. MANNO, JR.     Managing Director of the Global Capital Management
                          Group, 11 S. LaSalle Street, Chicago, IL  60603.

CAROLINE S. MCBRIDE       Managing Director of the Capital Division, 399 Park
                          Avenue, New York, NY 10022.

A. RICHARD MOORE          Managing Director of Security Capital European Realty,
                          7 Clifford Street, London, UK W1X 2US UK.

CONSTANCE B. MOORE        Managing Director of the Capital Division.

KENNETH D. STATZ          Managing Director of the Global Capital Management
                          Group, 11 S. LaSalle Street, Chicago, IL  60603.

                                   SCHEDULE 2

DIRECTORS AND EXECUTIVE OFFICERS OF SC REALTY INCORPORATED. The following table sets forth the name and present principal occupation or employment of each director and executive officer of SC Realty Incorporated. Unless otherwise indicated below, each occupation set forth opposite each individual refers to employment with SC Realty Incorporated. The business address of each such individual is c/o SC Realty Incorporated, 125 Lincoln Avenue, Santa Fe, NM 87501. Unless otherwise indicated below, each such individual is a citizen of the United States of America.


        NAME                                POSITION
---------------------     -----------------------------------------------

PETER N. JAMES            Director.  399 Park Avenue, New York, NY 10022.
CONSTANCE B. MOORE        Director. Managing Director of the Capital Division
                          of Security Capital Group Incorporated.
JAMES R. WILCOX           Director.  Private investor, 8668 Spring Mountain
                          Road, Las Vegas, NV 89117.
LORI M. HILL              President. 3753 Howard Hughes Parkway, Las Vegas, NV.
PETER N. JAMES            Vice President. 399 Park Avenue, New York, NY 10022.
JEFFREY A. KLOPF          Secretary.  Senior Vice President and Secretary of
                          Security Capital Group Incorporated.
JAMES C. SWAIM            Treasurer.  Managing Director of SC Group
                          Incorporated, 7777 Market Center, El Paso, TX
                          79912, a wholly-owned subsidiary of Security
                          Capital Group Incorporated.
LAURA L. HAMILTON         Assistant Treasurer & Assistant Secretary.
                          Vice President, Security Capital U.S. Realty, 7
                          Clifford Street, London W1X2US UK.
CONSTANCE B. MOORE        Assistant Treasurer & Assistant Secretary.
                          Managing Director of the Capital Division of
                          Security Capital Group Incorporated.
BRENT SHAFFER             Assistant Secretary & Assistant Controller.
                          Vice President & Assistant Secretary, SC Group
                          Incorporated, 7777 Market Center, El Paso, TX
                          79912, a wholly-owned subsidiary of Security
                          Capital Group Incorporated.
SARA S. SKILLEN           Assistant Secretary.  Assistant Secretary,
                          Security Capital Group Incorporated.
PAUL E. SZUREK            Assistant Treasurer & Assistant Secretary.
                          Chief Financial Officer, Security Capital Group
                          Incorporated, and Managing Director of SC Group
                          Incorporated, 7777 Market Center, El Paso, TX
                          79912, a wholly-owned subsidiary of Security
                          Capital Group Incorporated.

                                   SCHEDULE 3

DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY CAPITAL HOLDINGS S.A. The following table sets forth the name and present principal occupation or employment of each director and executive officer of Security Capital Holdings S.A. Unless otherwise indicated below, each occupation set forth opposite each individual refers to employment with Security Capital Holdings S.A. The business address of each such individual is c/o Security Capital Holdings S.A., 25b, Boulevard Royal, L-2449, Luxembourg. Unless otherwise indicated below, each such individual is a citizen of the United States of America.


        NAME                                POSITION
---------------------     -----------------------------------------------

CLAUDE KREMER             Director.  Partner with Arendt & Medernach, a
                          law firm,  8-10 Rue Mathias Hardt, L-2010
                          Luxembourg.  Mr. Kremer is a citizen of
                          Luxembourg.
DR. JAY O. LIGHT          Director. Professor of Business Administration
                          at the Harvard University, Soldiers Field Road,
                          Boston, MA 02162.
JAMES T. MAUCK            Director.  President of R.R. Donnelley Europe
                          Ltd., Overschiestraat 59A, Amsterdam 1062 XD,
                          The Netherlands.
FRANCOIS MOES             Director.  Member of the Executive Board of
                          Banque Internationale a Luxembourg, 69,
                          route d'Esch, L-2953 Luxembourg.  Mr. Moes is a
                          citizen of Luxembourg.
CONSTANCE B. MOORE        Director.  Managing Director of the Capital
                          Division of  Security Capital Group
                          Incorporated, 125 Lincoln Avenue, Santa Fe, NM.
CONSTANCE B. MOORE        Managing Director. Managing Director of the
                          Capital Division of Security Capital Group
                          Incorporated, 125 Lincoln Avenue, Santa Fe, NM.
MARK DUKE                 Vice President. 7 Clifford Street, London W1X 2
                          US UK.  Mr. Duke is a citizen of the United Kingdom.
LAURA L. HAMILTON         Vice President. 7 Clifford Street, London W1X 2 US UK.
SUSAN LIOW                Vice President. 7 Clifford Street, London W1X 2
                          US UK.  Ms. Liow is a citizen of Malaysia.
CHRISTOPHER FELL          Treasurer. 7 Clifford Street, London W1X 2 US UK.
                          Mr. Fell is a citizen of the United Kingdom.